Exhibit 99.1

ELECTRUM SPECIAL ACQUISITION CORPORATION ANNOUNCES CONTRIBUTION TO TRUST ACCOUNT

NEW YORK, NY, May 24, 2017 – Electrum Special Acquisition Corporation (NASDAQ: ELEC), a blank check acquisition company (the “Company”) previously announced that it will hold a special meeting of shareholders on June 5, 2017 at 10:30 a.m., local time, at the offices of Greenberg Traurig, LLP, located at the MetLife Building, 200 Park Avenue, New York, New York 10166 to vote on (i) an amendment (the “Extension Amendment”) to the Company’s Memorandum and Articles of Association to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional 120 days, from June 10, 2017 to October 8, 2017 (the “Extended Date”); and (ii) an amendment (the “Trust Amendment”) to the Company’s investment management trust agreement, dated June 10, 2015, by and between the Company and Continental Stock Transfer & Trust Company to extend the date on which to commence liquidating the trust account (the “Trust Account”) established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination by the Extended Date.

The Company today announced that its sponsor has agreed to contribute to the Company as a loan $0.025 for each public share that is not redeemed in connection with the shareholder vote to approve the Extension, for each calendar month, or portion thereof, that is needed by the Company to complete a business combination (the “Contribution”). The Extension will allow the Company until the Extended Date to complete a business combination.

The Contribution will increase the pro rata portion of the funds available in the Trust Account in the event of the consummation of a business combination or liquidation from approximately $10.05 per share to approximately $10.15 per share, assuming the Company takes the entire time through October 8, 2017 to complete a business combination. If the Extension is implemented, the Company’s sponsor will make the first Contribution within seven (7) days of June 10, 2017. If the Company’s sponsor determines not to continue extending for additional calendar months, its obligation to make additional Contributions will terminate and the Company will dissolve and liquidate in accordance with its Memorandum and Articles of Association.

About Electrum Special Acquisition Corporation

Electrum Special Acquisition Corporation is a blank check company formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning a potential business combination and additional deposits into the Trust Account for the benefit of its shareholders. These statements are based on the Company’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. The Company cannot assure you that even if the Extension Amendment is approved, it will be implemented or that the Company’s sponsor will determine to make the Contribution.

Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2017, annual report on Form 10-K for the fiscal year ended November 30, 2016 and quarterly report on Form 10-Q for the quarterly period ended February 28, 2017, which are available, free of charge, at the SEC’s website at www.sec.gov.

Additional Information about the Amendments and Where to Find It

In connection with the proposed Extension Amendment and Trust Amendment, the Company filed a definitive proxy statement with the SEC on May 5, 2017 and thereafter commenced mailing the definitive proxy statement to its shareholders as of the April 28, 2017 record date for the special meeting. Investors and security holders of the Company are advised to read the definitive proxy statement that was filed with the SEC in connection with the Company’s solicitation of proxies for its special meeting of shareholders to be held to approve the proposed Extension Amendment and Trust Amendment because the definitive proxy statement contains important information about the proposed Extension Amendment and Trust Amendment. Shareholders may also obtain a copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Electrum Special Acquisition Corporation, c/o The Electrum Group LLC, 700 Madison Avenue, 5th Floor, New York, New York 10065, Attn: Eric N. Vincent, Chief Executive Officer and Secretary.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC at:  Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, phone: (800) 662-5200 (banks and brokers call collect at: (203) 658-9400), email: ELEC.info@morrowsodali.com.

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Participants in Solicitation

The Company and certain of its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders. Information concerning the interests of the directors and executive officers of the Company is set forth in the definitive proxy statement filed with the SEC on May 5, 2017.

Media Contacts

Nathaniel Garnick/Kevin FitzGerald

Gasthalter & Co.

(212) 257-4170

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